UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2024

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

T1, South Tower, Jiazhaoye Square Chaoyang District, Beijing, People’s Republic of China	100022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-87227366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, on February 1, 2024, the stockholders of Shineco, Inc. (the “Company”) approved the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to which 10,000,000 shares of the Company’s common stock will be made available for issuance under the 2024 Plan. The 2024 Plan is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on February 1, 2024, the Company’s stockholders voted on the matters described below.

1.	The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the Company’s common stock at a ratio of not less than 1-fo-2 and not more than 1-for-40, subject to the Board’s authority to abandon such amendment. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld

32,875,379	656,126	4,271

2.	The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect an increase in the number of authorized shares of common stock of the Company to 150,000,000 shares of common stock, par value $0.001 per share. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld

32,806,061	725,244	4,471

3.	The Company’s stockholder approved the 2024 Equity Incentive Plan. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld

33,203,123	328,014	4,639

4.	The Company’s stockholders elected seven directors, each to serve until his/her successor is duly elected and qualified at the 2025 Annual Meeting of Stockholders or until his/her earlier resignation or removal. The number of shares that (a) voted for the election of each director, (b) voted against the election of each director, and (c) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Against	Votes Withheld

Mike Zhao	33,185,799	189,189	170,788
Sai (Sam) Wang	33,185,799	189,189	170,788
Jennifer Zhan	33,185,811	189,189	169,783
Jin Liu	33,185,811	189,189	104,493
Aamir Ali Quraishi	33,252,094	189,189	104,493
Xiqiao Liu	33,185,811	189,189	171,276
Hu Li	33,185,811	189,189	170,776

5.	The Company’s stockholders ratified the appointment of Assentsure PAC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024. The number of shares that voted for, against, and withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Withheld

33,247,050	284,076	4,650

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2024	SHINECO, INC.

	By:	/s/ Jennifer Zhan
	Name:	Jennifer Zhan
	Title:	Chief Executive Officer